Exhibit 10.2

TWELFTH AMENDMENT TO
CONTRACT FOR PURCHASE AND SALE OF REAL ESTATE

(Sky Ranch)

THIS TWELFTH AMENDMENT TO CONTRACT FOR PURCHASE AND SALE OF REAL ESTATE (this “Amendment”) is made as of April 10, 2018 (“Effective Date”), by and between PCY HOLDINGS, LLC, a Colorado limited liability company (“Seller”), and TAYLOR MORRISON OF COLORADO, INC., a Colorado corporation (“Purchaser”). Seller and Purchaser may be referred to collectively as the “Parties.”

R E C I T A L S

A.        Seller and Purchaser previously entered into a Contract for Purchase and Sale of Real Estate effectively dated June 27, 2017 (as amended, the “Contract”) for approximately 161 platted single-family detached residential lots in the Sky Ranch master planned residential community in the County of Arapahoe, State of Colorado.

B.         Purchaser and Seller now desire to amend the terms and conditions of the Contract as set forth below.  Capitalized terms used but not otherwise defined in this Amendment will have the same meanings given to such terms in the Contract.

A G R E E M E N T

NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller hereby agree as follows:

1.         Recitals.  The recitals set forth above are true and correct and are incorporated herein in their entirety by this reference.

2.         Overex.

(a)          Pursuant to Section 10(e) of the Contract, the Finished Lot Improvements required for each Lot do not include any Overex on the Property.  Purchaser is solely responsible to perform the Overex and is granted the right (pursuant to a license agreement to be provided by Seller) to enter the Lots for the purposes of performing the Overex.  Purchaser has obtained Purchaser’s Geotechnical Reports for the Property and desires to commence the Overex for the Property.  Purchaser intends that such Overex be performed pursuant to a contract with P.E.I. which is the same contractor that is performing the over lot grading for the Property (“Grading Contractor”) so that the Overex and the over lot grading for the Property can be completed in a coordinated and efficient manner.

(b)          Purchaser shall enter into a commercially reasonable construction contract (“Overex Contract”) with the Grading Contractor to complete the Overex on the Property in accordance with the Purchaser’s Geotechnical Reports.  In order to facilitate Purchaser’s ability to enter into the Grading Contract with the Grading Contractor, and solely as an accommodation to Purchaser, Seller agrees subject to the terms of this Section 2 to make progress payments (each a “Progress Payment” and collectively the “Progress Payments”) to the Grading Contractor under the terms of the Overex Contract as the same become due and payable for work performed under the Overex Contract through and until the first to occur of the following: (i) the Takedown 1 Closing Date, (ii) the termination of the Contract, or (iii) the total amount paid by Seller as Progress Payments equals $136,723.00 (the “Payment Cap”).  After the Payment Cap has been met or after the occurrence of the Takedown 1 Closing Date or termination of the Contract, whichever first occurs, except as provided in Section 2(c) below, Purchaser shall be solely responsible for making all Progress Payments to the Grading Contractor that become due and payable on or after such date and Seller shall be relieved of any obligation hereunder to make any further payments for the benefit of Purchaser under the Overex Contract.

(c)          At the First Closing, and in addition to that portion of the Purchase Price payable by Purchaser at the First Closing, Purchaser shall as a Seller condition to Closing reimburse Seller in Good Funds for all Progress Payments and any other payments made by Seller pursuant to the Overex Contract, plus simple interest at 6% per annum on each payment from the date paid by Seller until the earlier of: (i) the date that is four (4) months after the date of Seller’s first Progress Payment, and (ii) the Takedown 1 Closing Date (the “Overex Payment”).  Further, should Purchaser fail to close the First Closing or should the Contract terminate for any reason before the occurrence of the First Closing other than due to a Seller default under the Contract, the Overex Payment shall be immediately due and payable to Seller in Good Funds.  Seller shall be entitled to all remedies available at law or in equity to enforce Purchaser’s Overex Payment obligation.  Should Purchaser fail to close the First Closing or the Contract terminate due to a Seller default under the Contract before the occurrence of the First Closing, then Purchaser shall not be obligated to pay the Overex Payment and Seller shall reimburse Purchaser for any amounts that Purchaser owes to the Grading Contractor, pursuant to the Overex Contract, for work performed prior to termination that was not previously paid by Seller pursuant to Section 2(c) hereto (which shall be in addition to any amounts to which Purchaser is entitled under Section 27(b) of the Contract).  Purchaser shall be entitled to all remedies available at law or in equity to enforce Seller’s reimbursement obligation.

(d)          Seller shall not be a party to the Overex Contract and in no event shall Seller have any liability under the Overex Contract.  The Overex Contract will be substantially in the form of Exhibit A attached to this Amendment and incorporated herein by this reference and, prior to the First Closing or termination of the Contract, Purchaser shall not agree to any material modifications thereof, or terminate, assign or pledge the Overex Contract without Seller’s prior discretionary approval.

3.         Effect.  Except as provided below, nothing in this Amendment nor arising out of Seller’s agreement hereunder to make Progress Payments modifies, amends or terminates (i) any release, waiver or indemnity made or agreed to by Purchaser under the Contract for the benefit of Seller, or (ii) any representation, warranty or disclaimer made by Seller under the Contract and Seller’s agreement to make the Progress Payments shall in no event confer any liability upon Seller with respect to the Overex.  If Purchaser fails to close the First Closing or if the Contract is terminated for any reason prior to the First Closing, then (a) Seller shall have and may retain the benefit of any Overex work performed on the Property pursuant to the Overex Contract without any further obligations to Purchaser, and (b) Purchaser shall have the right to terminate the Overex Contract.  If the Contract is terminated for any reason other than due to a Purchaser default prior to the First Closing, then Purchaser’s indemnity and other obligations under Section 10(e) of the Contract shall automatically terminate and be of no further force and effect.

4.         Construction.  Each of the parties acknowledges that they, and their respective counsel, substantially participated in the negotiation, drafting and editing of this Amendment. Accordingly, the Parties agree that the provisions of this Amendment shall not be construed or interpreted for or against any Party hereto based on authorship.

5.         Authority.  Each Party represents and warrants that is has the power and authority to execute this Amendment and that there are no third party approvals required to execute this amendment or to comply with the terms or provisions contained herein.

6.         Headings.  The Section headings used herein shall have absolutely no legal significance and are used solely for convenience of reference.

7.         Ratified and Confirmed.  The Contract, except as modified by this Amendment, is hereby ratified and confirmed and shall remain in full force and effect in accordance with its original terms and provisions. In the case of any conflict between the terms of this Amendment and the provisions of the Contract, the provisions of this Amendment shall control.

8.         Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed to be an original, and both of which together shall be deemed to constitute one and the same instrument.  Each of the Parties shall be entitled to rely upon a counterpart of this Amendment executed by the other Party and sent via facsimile or e-mail transmission.

 [SIGNATURE PAGE FOLLOW]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the Effective Date.

SELLER:

PCY HOLDINGS, LLC, a Colorado limited liability company

By:	PURE CYCLE CORPORATION, its Sole Member

	By:	/s/ Mark Harding
	Name:	Mark Harding
	Title:	President

PURCHASER:

TAYLOR MORRISON OF COLORADO, INC.,
a Colorado corporation

By:	/s/ Phillip R Cross
Name:	Phillip R Cross
Title:	Vice President

EXHIBIT A
FORM OF OVEREX CONTRACT

Exhibit A consists of a form of agreement between Taylor Morrison of Colorado, Inc. (“Taylor Morrison”) and Premier Earthworks and Infrastructure, Inc. for over-excavation of lots and a license between PCY Holdings, LLC (“PCY Holdings”) and Taylor Morrison pursuant to which PCY Holdings granted Taylor Morrison and its contractors access to certain property for over-excavation purposes.